Exhibit 5.1
Jones Day
717 Texas
Suite 3300
Houston, Texas 77002-2712
Telephone: +1-832-239-3939
Jonesday.com

August 3, 2026

Medifast, Inc.
1501 S. Clinton Street
Suite 500
Baltimore, Maryland 21224

Re: Registration Statement on Form S-8 filed by Medifast, Inc.

Ladies and Gentlemen:

We have acted as counsel for Medifast, Inc., a Delaware corporation (the “Company”), in connection with the registration of 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, that may be issued or delivered and sold pursuant to the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of applicable award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the Award Agreements will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day